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                                    EXHIBIT 5



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                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190

Telephone: (617) 573-0100                             Facsimile: (617) 227-4420


                                  July 31, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC 20549

Re: Registration Staement on Form S-8 with Respect to the 1996 Equity Incentive Plan of Helix Technology Corporation

Dear Sir or Madam:

     Reference is made to the above-mentioned Registration Statement on Form S-8 (the "Registration Statement") to be filed by Helix Technology Corporation, a Delaware corporation (the "Company"), on July 31, 1996, with the Securities and Exchange Commission regarding the issuance and sale by the Company of 400,000 shares (the "Shares") of its common stock, par value $1.00 per share, pursuant to options granted and to be granted under the Company's 1996 Equity Incentive Plan (the "Plan").

     We are general counsel for the Company and are familiar with the proceedings of its stockholders and Board of Directors. In connection with this opinion (the "Opinion"), we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:
(i)  the   Registration   Statement;   (ii)  the  Plan;  and  (iii)  such  other
certificates, documents and records as we have deemed necessary to render the Opinion. Furthermore, we have made inquiry of such of the Company's officers, directors and agents as we have deemed necessary to render the Opinion.

     Based upon the foregoing, we are of the opinion that the Shares to be sold to optionees upon exercise of the above-described options under the Plan will, when issued and sold for the consideration stated in the Plan, be validly issued, fully paid and non-assessable.



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Securities and Exchange Commission
July 31, 1996
Page 2


     We understand that this Opinion is to be used in connection with the Registration Statement, and we hereby consent to the filing of this Opinion with and as part of the Registration Statement. It is understood that this Opinion shall only apply to Shares offered and issued while said Registration Statement is effective under the Securities Act of 1933, as amended.

                                       Very truly yours,


                                       /s/ Palmer & Dodge LLP

                                       Palmer & Dodge LLP